UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 1, 2018

Boyd Gaming Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-12882	88-0242733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor

Las Vegas, Nevada 89169

(Address of Principal Executive Offices, Including Zip Code)

(702) 792-7200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 2, 2018, Boyd Gaming Corporation (“Boyd”) announced that it had entered into a definitive agreement to acquire Lattner Entertainment Group Illinois, LLC (“Lattner”).

Boyd will acquire Lattner pursuant to an Agreement and Plan of Merger, made and entered into on May 1, 2018 (the “Merger Agreement”), by and among Boyd, Boyd TCVI Acquisition, LLC, a wholly owned subsidiary of Boyd (“Boyd TCVI”), Lattner, and Lattner Capital, LLC, solely in its capacity as the representative of the equity holders of Lattner. The Merger Agreement provides that, pursuant to the terms and subject to the conditions set forth therein, Boyd TCVI will be merged with and into Lattner (the “Merger”), following which Lattner will be the surviving entity and a wholly owned subsidiary of Boyd.

Upon the terms and subject to the conditions of the Merger Agreement, Boyd will acquire Lattner for cash consideration of $100 million, subject to adjustment based on cash, indebtedness and current liabilities of Lattner at closing and transaction expenses of Lattner.

The completion of the Merger is subject to customary conditions, including the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Subject to the satisfaction or waiver of conditions in the Merger Agreement, Boyd currently expects the transaction to close by the end of the second quarter of 2018.

The Merger Agreement contains indemnification provisions, as well as customary representations, warranties, covenants and termination rights for a transaction of this nature.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On May 2, 2018, Boyd issued a press release announcing that it had entered into a definitive agreement to acquire Lattner. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, made and entered into on May 1, 2018, by and among Boyd Gaming Corporation, Boyd TCVI Acquisition, LLC, Lattner Entertainment Group Illinois, LLC, and Lattner Capital, LLC, solely in its capacity as the Representative.

99.1	Press Release, dated May 2, 2018

*	Exhibits and schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Boyd hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC.

# # # #

Important Information Regarding Forward-Looking Statements

This Current Report on Form 8-K contains, or may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding the transactions contemplated by the Agreement and Plan of Merger, Boyd’s expectations regarding the timing of closing, the potential benefits to be achieved from the acquisition of Lattner, including expectations with respect to EBITDA or growth opportunities, expectations regarding Lattner to be free cash flow positive and immediately accretive to Boyd’s earnings, the expected cost synergies with respect to Boyd and Lattner, and any statements or assumptions underlying any of the foregoing. These forward-looking statements are based upon the current beliefs and expectations of management and involve certain risks and uncertainties, including (without limitation) the possibility that the transactions contemplated by the definitive agreement will not close on the expected terms (or at all), or that Boyd is unable to successfully integrate the acquired assets or realize the growth opportunities, the expected cost synergies or that the properties will be free cash flow positive or immediately accretive to Boyd’s earnings as anticipated; litigation, antitrust matters or the satisfaction or waiver of any of the closing conditions that could delay or prevent the closing; and changes to the financial conditions of the parties, or the credit markets, or the economic conditions in the areas in which they operate. Additional factors are discussed in “Risk Factors” in Boyd’s Annual Report on Form 10-K for the year ended December 31, 2017, and in Boyd’s other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this current report are made as of the date hereof, based on information available to Boyd as of the date hereof, and Boyd assumes no obligation to update any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2018		Boyd Gaming Corporation

	By:	/s/ Anthony D. McDuffie
Anthony D. McDuffie
Vice President and Chief Accounting Officer